                                  FORM OF PROXY

EVERY SHAREHOLDER'S VOTE IS IMPORTANT
PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and either return it in the enclosed envelope to: American Century Investments, c/o Proxy
Tabulator, P.O. Box 9043, Smithtown, NY 11787-9831 or fax both sides to
1-888-796-9932. If you prefer, you can vote online at
https://vote.proxy-direct.com or by telephone at 1-800-597-7836. This proxy will not be voted unless it is dated and signed exactly as instructed on this card.

                  Please detach at perforation before mailing.

PROXY                           [FUND NAME DROP IN]                        PROXY

               (A Series of American Century Mutual Funds, Inc.)

               SPECIAL MEETING OF SHAREHOLDERS - November 16, 2001

This Proxy is solicited on behalf of the Board of Directors of American Century
Mutual Funds, Inc. and relates to a proposal that applies to Fund listed above.
By signing below, I (we) appoint as proxies Charles A. Etherington, Charles C.S.
Park, Janet A. Nash, Brian L. Brogan, and Otis H. Cowan and each of them (with power of substitution) to vote for the undersigned all shares of common stock I
(we) own in the fund. The authority I am (we are) granting applies to the above-referenced meeting and any adjournments of that meeting, with all the power I (we) would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the
Company or the series or class, as applicable.

                        VOTE BY INTERNET: https://vote.proxy-direct.com
                        VOTE BY TELEPHONE: 1-800-597-7836
                        CONTROL NUMBER:

                              If shares are held by an individual, sign your
                              name exactly as it appears on this card. If shares
                              are held jointly, either party may sign, but the
                              name of the party signing should conform exactly
                              to the name shown on this proxy card. If shares
                              are held by a corporation, partnership or similar
                              account, the name and the capacity of the
                              individual signing the proxy card should be
                              indicated - for example: "ABC Corp., John Doe,
                              Treasurer."

                              X
                              ----------------------------------------------------
                              Signature                                  Date

                              X
                              ----------------------------------------------------
                              Signature of joint owner, if any           Date

PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE
REQUIRED IF MAILED IN THE U.S.

                            (Please see reverse side)

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Please detach at perforation before mailing.

Please indicate your vote by marking the appropriate box below. Example:
The Board of Directors recommends a vote "FOR" the proposal.

                                                                      FOR  AGAINST  ABSTAIN

1.  Approval of the proposed Agreement and Plan of Reorganization     / /    / /      / /
    and all transactions necessary to implement the Agreement as described in the proxy statement.

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY.

CARD 2 for PREMIUM BOND SHAREHOLDERS

EVERY SHAREHOLDER'S VOTE IS IMPORTANT
PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and either return it in the enclosed envelope to: American Century Investments, c/o Proxy
Tabulator, P.O. Box 9043, Smithtown, NY 11787-9831 or fax both sides to
1-888-796-9932. If you prefer, you can vote online at
https://vote.proxy-direct.com or by telephone at 1-800-597-7836. This proxy will not be voted unless it is dated and signed exactly as instructed on this card.

                  Please detach at perforation before mailing.

PROXY                       [FUND NAME DROP IN]                            PROXY

             (A Series of American Century Premium Reserves, Inc.)

               SPECIAL MEETING OF SHAREHOLDERS - November 16, 2001

This Proxy is solicited on behalf of the Board of Directors of American Century
Premium Reserves, Inc. and relates to a proposal that applies to Fund listed above. By signing below, I (we) appoint as proxies Charles A. Etherington,
Charles C.S. Park, Janet A. Nash, Brian L. Brogan, and Otis H. Cowan and each of them (with power of substitution) to vote for the undersigned all shares of common stock I (we) own in the fund. The authority I am (we are) granting applies to the above-referenced meeting and any adjournments of that meeting, with all the power I (we) would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company or the series or class, as applicable.

                              VOTE BY INTERNET: https://vote.proxy-direct.com
                              VOTE BY TELEPHONE: 1-800-597-7836
                              CONTROL NUMBER:

                              If shares are held by an individual, sign your
                              name exactly as it appears on this card. If shares
                              are held jointly, either party may sign, but the
                              name of the party signing should conform exactly
                              to the name shown on this proxy card. If shares
                              are held by a corporation, partnership or similar
                              account, the name and the capacity of the
                              individual signing the proxy card should be
                              indicated - for example: "ABC Corp., John Doe,
                              Treasurer."

                              X
                              ----------------------------------------------------
                              Signature                                    Date
                              X
                              ----------------------------------------------------
                              Signature of joint owner, if any             Date

PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE
REQUIRED IF MAILED IN THE U.S.

                            (Please see reverse side)

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Please detach at perforation before mailing.

Please indicate your vote by marking the appropriate box below. Example:
The Board of Directors recommends a vote "FOR" the proposal.

                                                                      FOR  AGAINST  ABSTAIN

1.  Approval of the proposed Agreement and Plan of Reorganization     / /    / /      / /
    and all transactions necessary to implement the Agreement as described in the proxy statement.

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY.